QWEST(R) [graphic omitted]                                          NEWS
          SPIRIT OF SERVICE


 QWEST COMMUNICATIONS CLOSES FIRST PHASE OF THE QWESTDEX SALE FOR $2.75 BILLION

DENVER, NOVEMBER 8, 2002 -- Qwest Communications International Inc. (NYSE: Q) today announced that it has closed the first phase of the sale of its directory services, known as QwestDex, to an entity owned by the private equity firms of The Carlyle Group and Welsh, Carson, Anderson & Stowe. The company received approximately $2.75 billion in cash at the closing. The first phase includes the directories operations and approximately 1,380 QwestDex employees supporting the states of Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota and South Dakota. Qwest plans to use a portion of the proceeds from this first stage of the sale to pay down its existing credit facility to $2.0 billion.

The purchaser of the business, known as Dex Media, Inc., will continue to run the operations of the directories in the seven related states. The current management team of QwestDex will become employees of Qwest and Dex Media so they can manage the remaining Western operations of QwestDex as well as those of Dex Media. Both companies will use the Dex brand name in their communications.

"We are pleased with the closing of the first phase of the QwestDex sale," said Richard C. Notebaert, Qwest chairman and CEO. "We look forward to working with our new partners at The Carlyle Group and Welsh, Carson, Anderson & Stowe. As we've said before, this is an important step to improve our balance sheet. I'd like to extend my personal thanks to our employees, partners and regulators who worked overtime to make this effort a success."

Qwest remains on track to complete the second phase of the QwestDex sale, which is subject to customary closing conditions including applicable regulatory approvals, in 2003. The second phase, which includes the states of Arizona, Idaho, Montana, Oregon, Utah, Washington and Wyoming, is for $4.30 billion. Upon completion of the second stage of the QwestDex sale, Dex Media will manage all of the QwestDex directories and continue to provide world-class services to consumers and businesses.

"We're pleased that our successful bank and bond financings enabled us to move forward with this first phase of the agreement," said James A. Attwood, Jr., managing director, The Carlyle Group. "We believe Dex Media will continue to operate successfully during this transition period and will continue to provide valuable services to advertisers and consumers."

"We're grateful to the many people who worked diligently to allow us to close this first stage of our transaction in a timely manner," said Anthony J. deNicola, managing director, Welsh, Carson, Anderson & Stowe. "We're confident that we'll have the same success in 2003 for the second phase closing and that Dex Media will continue to provide outstanding service to advertisers and consumers in the 14 states in which it operates."

O'Melveny & Myers LLP acted as legal advisor to Qwest and Lehman Brothers acted as financial advisor and delivered a fairness opinion to Qwest. In addition, Merrill Lynch delivered a fairness opinion to Qwest.

About Qwest
Qwest Communications International Inc. (NYSE: Q) is a leading provider of voice, video and data services to more than 25 million customers. The company's 53,000-plus employees are committed to the "Spirit of Service" and providing world-class services that exceed customers' expectations for quality, value and reliability. For more information, please visit the Qwest Web site at www.qwest.com.

                                      # # #

This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; the effects of our anticipated restatement of historical financial statements including delays in or restrictions on our ability to access the capital markets or other adverse effects to our business and financial position; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the SEC's current investigation into our accounting policies, practices and procedures; any adverse outcome of the current investigation by the U.S. Attorney's office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; the failure of our chief executive and chief financial officers to provide certain certifications relating to certain public filings; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, our inability to satisfy any resulting obligations from funds available to us, if any; our future ability to provide interLATA services within our 14-state local service area; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete; changes in demand for our products and services; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; and changes in the outcome of future events from the assumed outcome included in our significant accounting policies.

The information contained in this release is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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

By including any information in this release, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.


      Contacts:   Media Contact:                Investor Contact:
                  Claire Maledon                Stephanie Comfort
                  (303) 965-2689                800-567-7296
                  claire.maledon@qwest.com      IR@qwest.com


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